UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 23, 2011

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders of Semtech Corporation (“Semtech” or the “Company”) was held on June 23, 2011.  Proxies were solicited by the Company pursuant to Regulation 14 under the Securities and Exchange Act of 1934 for the following 4 proposals:

Proposal 1:  To elect members of the Board of Directors;

Proposal 2:  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2012;

Proposal 3:  To adopt an advisory resolution on named executive officer compensation; and

Proposal 4:  To conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation.

Proxies representing 61,649,711 shares of the common stock eligible to vote at the meeting, or 94.49% of the outstanding common shares, were voted.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal One

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Glen M. Antle	57,540,394	1,091,917	3,017,400
W. Dean Baker	57,543,455	1,088,856	3,017,400
James P. Burra	57,469,007	1,163,304	3,017,400
Bruce C. Edwards	57,962,821	669,490	3,017,400
Rockell N. Hankin	57,728,385	903,926	3,017,400
James T. Lindstrom	57,963,881	668,430	3,017,400
Mohan R. Maheswaran	57,902,711	729,600	3,017,400
John L. Piotrowski	57,486,394	1,145,917	3,017,400

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,339,474	7,210,726	99,511	0

Proposal Three

Advisory Resolution on

Named Executive Officer Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,043,325	4,561,548	27,438	3,017,400

Proposal Four

Advisory Vote on Frequency of Future Advisory Votes on

Named Executive Officer Compensation

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
47,857,733	209,370	9,699,198	866,010	3,017,400

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer